Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-108705 and 333-128071 on Form S-3 of our report dated December 18, 2007, relating to the consolidated financial statements of John Deere Capital Corporation and subsidiaries appearing in this Annual Report on Form 10-K of John Deere Capital Corporation and subsidiaries for the year ended October 31, 2007.

DELOITTE & TOUCHE LLP

Chicago, Illinois

December 18, 2007

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